Exhibit 10.2

CF INDUSTRIES HOLDINGS, INC.
ANNUAL INCENTIVE PROGRAM
AWARD AGREEMENT

This award opportunity is granted pursuant and subject to the CF Industries Holdings, Inc. (the “Company”) 2005 Equity Incentive Plan (the “Plan”) and the Annual Incentive Program (the “AIP”) promulgated thereunder.  Capitalized terms not defined herein shall have the meaning set forth in the Plan and the AIP. Please review this Award Agreement and promptly return a signed copy to William G. Eppel in order to render the award opportunity effective.

The Company hereby grants the individual whose name is set forth below (the “Participant”) an award opportunity (the “Award”) pursuant to the Plan and the AIP:

Program Year:

Award Date:

Participation Date:

Participant:

Address:

The performance goals applicable to this Award and potential payment levels with respect to achievement of such performance goals are set forth below and in the AIP.  The Participant has been provided with, read and understood the Plan and the AIP and acknowledges that the terms thereof govern this Award.

Award:	Threshold: (e.g. 10% of base earnings)	Target: (e.g. 20% of base earnings)
Maximum: (e.g. 40% of base earnings)

Without limiting the generality of the foregoing, the Participant also acknowledges that:

1.                                       Pursuant to Section 7(b) of the Plan, in the event of a Change in Control, the performance goals applicable to this Award shall be deemed to be achieved at the target or actual performance which ever is higher.

2.                                       Except as set forth in the preceding acknowledgement, if the threshold level of Company performance set forth in the AIP is not achieved an award pool equal to 15% of the target awards at the 100% of target level for all program participants in the aggregate (excluding executive officers who are named in the summary compensation table in the proxy statement, referred to as the “named executive officers”) will be available for distribution based on management discretion.  In such circumstances, it is possible that none, some or all of the award pool will be paid to participants.

3.                                       The Participant’s Award will be calculated based upon “base earnings,” defined as salary actually paid to the Participant during the program year starting with the participation date (i.e., the award is not calculated based upon an annualized rate of base salary).

4.                                       The Company may modify or terminate the AIP at any time. In the event of program termination, the performance results will be determined from the beginning of the current program year to the effective date of program termination. Based on these results, any awards earned will be paid in cash to participants on a pro-rata basis within 45 days after the date of the program termination.

5.                                       As provided in the plan, the AIP is administered by the Compensation Committee of the Company’s Board of Directors, or by such person or persons as the Compensation Committee may delegate to administer the Program.  The Compensation Committee of the Board of Directors has the sole discretion and authority to make equitable adjustments to the AIP if an event occurs which, in the determination of the Committee make such an adjustment necessary or appropriate, including with respect to the performance goals set forth in the AIP; provided, however, that if the Award is intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code, no adjustment shall be permitted which would cause the Award to fail to so qualify.  The Committee’s determination of any adjustment shall be final and binding on the Participant.

6.                                       Payment of approved Awards is made in cash during the first quarter of the calendar year following the completion of the program year, unless the Participant has timely elected a deferral of such Award.

7.                                       Upon termination of the Participant’s employment due to Retirement, death, Job Elimination or Disability (as defined below), Awards are pro-rated based on the Participant’s base earnings (as described in 3 above) through the date of termination and paid out after the close of the Program Year, if applicable performance is achieved. Upon a termination for Cause (as defined below), Awards for the program year in which the termination occurs and Awards not yet paid out for the previous program year are forfeited.   Upon termination of employment for any other reason, Awards for the program year in which the termination occurs are forfeited, and Awards for a completed program year which have not yet been paid out are in accordance with the terms of the Award and the AIP.

“Retirement” is defined as the Participant’s termination of employment, other than for Cause, death or Disability, following the Participant’s attainment of at least age fifty-five.

“Job Elimination” shall mean the Participant’s termination of employment resulting from the Company’s determination that the job held by the participant is obsolete.

“Disability” shall have the meaning ascribed to such term in the Participant’s individual employment, severance or other agreement with the Company or, if the Participant is not party to such an agreement, “Disability” shall mean Participant’s inability because of ill health, or physical or mental disability, to perform Participant’s duties for a period of 180 days in any twelve month period.

“Cause” shall have the meaning ascribed to such term in the Participant’s individual employment, severance or other agreement with the Company or, if the Participant is not party to such an agreement, Cause shall mean (i) dishonesty in the performance of the Participant’s duties, or (ii) the Participant’s malfeasance or misconduct in connection with the Participant’s duties or (iii) any act or omission which is injurious to the Company or its Subsidiaries or affiliates, monetarily or otherwise.

8.                                       Awards, whether paid in cash or deferred, are included in the definition of earnings for the purpose of calculating pension benefits under the CF Industries, Inc. Retirement Income Plan and the CF Industries, Inc. Supplemental Benefit and Deferral Plan and are subject to all applicable taxes. Awards are not used for calculating any other employee benefits.

9.                                       For purposes of this Award Agreement, Participant shall be considered to be in the employment of the Company so long as Participant remains as an employee or consultant for either the Company or an affiliate of the Company or for a corporation (or an affiliate thereof) that assumes or substitutes a new award for this Award. A Participant shall not be considered to be in the employment of the Company if the affiliate which employs the Participant ceases to be an affiliate of the Company. Any question as to whether and when there has been a termination of such employment, and the cause of such termination, shall be determined by the Committee or its delegate, as appropriate, and such determination shall be final.

10.                                 The Plan is incorporated herein by reference.  The Plan and this Award Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof, and may not be modified except by means of a writing signed by the Company and the Participant.  If there is a conflict between the terms and conditions of the Plan and the terms and conditions of this Award Agreement, the terms and conditions of the Plan shall govern. This Award Agreement is governed by the internal substantive laws, but not the choice of law rules, of the State of Delaware.

11.                                 The Participant acknowledges and agrees that this Award Agreement and the transactions contemplated hereunder do not constitute an express or implied promise of continued engagement as an employee or as a service provider for any period and shall not interfere with the Participant’s right or the Company’s right to terminate the Participant’s relationship as an employee or as a service provider at any time, with or without Cause.

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By your signature and the signature of the Company’s representative below, the Participant and the Company agree that this Award is granted under and governed by the terms and conditions of the Plan and this Award Agreement.  The Participant has reviewed the Plan and this Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Award Agreement and fully understands all provisions of the Plan and Award Agreement.  The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan and Award Agreement.

PARTICIPANT	CF INDUSTRIES HOLDINGS, INC.

Signature	By: William G. Eppel

Print Name	Title: Vice President, Human Resources

Date